Exhibit 99.1

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Digital Realty to Acquire Teraco

Strategic Transaction Establishes Digital Realty as the Leading Data Center Provider in Africa,

Accelerating Pan-African Expansion

Austin, TX – January 3, 2022 – Digital Realty (NYSE: DLR), the largest global provider of cloud- and carrier-neutral data center, colocation and interconnection solutions, announced today it has entered into a definitive agreement to acquire a majority stake in Teraco, Africa’s leading carrier-neutral colocation provider, from a consortium of investors, including Berkshire Partners and Permira, in a transaction valuing Teraco at approximately $3.5 billion.

Transaction Immediately Establishes Digital Realty as the Leading Colocation and Interconnection Provider on the High-Growth African Continent

◾	Leading colocation and interconnection platform: Teraco is the largest and most densely interconnected data center platform in Africa, with seven state-of-the-art facilities strategically located in the key South African metros of Johannesburg, Cape Town and Durban. Teraco serves over 600 customers, including more than 275 connectivity providers, over 25 cloud and content platforms and approximately 300 enterprises. Teraco facilitates approximately 22,000 interconnections between customers and its Isando campus in Johannesburg is one of the most densely interconnected sites in the world, with over 13,000 cross-connects. Teraco also hosts seven on-ramps to leading global cloud service providers in Johannesburg and Cape Town and currently provides direct access to seven subsea cables in Durban on the east coast and Cape Town on the southwest coast.
◾	Home to subsea cables circling Africa: In addition to direct access to seven existing subsea cable systems, several consortiums of leading cloud and content platforms are currently building three additional subsea cables which are expected to land over the next three years. The significant investment in these proprietary networks underscores the tremendous expected future growth of digital infrastructure in Africa, and the leadership transition from telco-led consortia to content-controlled partnerships is expected to transform internet connectivity across the continent. These new and existing cable systems encircle Africa, offering low-latency access from the east and west coasts of Africa to Europe and Asia.
◾	Solidifies global platform first-mover advantage: The combination of Teraco’s leading position in South Africa with Digital Realty’s leading connectivity hubs in Nigeria on the west and Kenya on the east coast – along with Digital Realty’s strategic Mediterranean interconnection hubs in Marseille and Athens – is expected to significantly strengthen Digital Realty’s leading pan-African position, enhancing the ability to serve local as well as multinational enterprises and service providers.

5707 Southwest Parkway Building 1, Suite 275 Austin, TX 78735 USA Tel: +1 (737) 281-0101 www.digitalrealty.com

◾	Underserved region expected to see significant growth: The total addressable data center market in Africa is expected to expand significantly over the next several years. The total population of Africa is nearly 1.4 billion, or more than 15% of the world’s total population, with a median age of just 20 years. Digital transformation is accelerating, and it is happening in South Africa first and radiating across the African continent. South Africa’s economy is the third-largest in Africa, and South Africa is home to more than half of the region’s top 500 companies. South Africa also serves as either the worldwide or regional headquarters for many companies doing business elsewhere in Africa. South Africa is the largest data center market on the continent, although it is estimated that only a fraction of potential demand is being effectively addressed, given the relative scarcity of institutional quality data center capacity.
◾	Experienced local management team: The Teraco management team will remain in place and will maintain day-to-day responsibility for operations in South Africa. The Teraco management team is led by Chief Executive Officer Jan Hnizdo, a longtime team member who has helped drive Teraco’s significant growth over the last decade. Hnizdo is supported by an experienced and highly qualified local management team with over 100 years of combined experience. In addition, Teraco’s existing investors, including several leading global digital infrastructure investors with extensive experience investing in Africa, are rolling forward a significant portion of their equity interests, demonstrating their conviction in Teraco’s future growth prospects under the Digital Realty umbrella. The continuing involvement of management and the existing investors is consistent with Digital Realty’s new market entry strategy of partnering with strong local management teams and experienced regional capital partners.
◾	Significant embedded growth potential: Teraco has historically generated healthy double-digit growth in key financial metrics, including revenue, EBITDA and participants on its platform. The Teraco platform contains 187 megawatts of total planned capacity, including seven in-service facilities totaling 75 megawatts and one development project totaling 19 megawatts currently under construction. Teraco owns the freehold to six of its seven data centers, representing over 85% of total revenues and including its densely interconnected campus in Johannesburg. In addition, Teraco owns land adjacent to its Johannesburg and Cape Town campuses that will support the development of up to 93 megawatts of additional capacity, representing significant embedded growth potential and providing considerable runway to support customer growth.

“This highly strategic transaction immediately cements Digital Realty as the leading colocation and interconnection provider in Africa, a region experiencing rapid digital transformation,” said Digital Realty Chief Executive Officer A. William Stein. “Teraco is the industry leader in South Africa and the continent’s connectivity hub. This investment will enhance our ability to serve customers on a global basis by adding significant regional scale with a premier, network-dense portfolio in South Africa’s most strategically important metros. Teraco will also advance our strategy of increasing exposure to highly connected, network- and carrier-dense facilities to enhance our global coverage and connectivity capabilities.”

Teraco Chief Executive Officer Jan Hnizdo added, “We are excited to enter our next chapter by joining forces with Digital Realty to create a truly global, scaled platform serving our customers in Africa and beyond. Our

5707 Southwest Parkway Building 1, Suite 275 Austin, TX 78735 USA Tel: +1 (737) 281-0101 www.digitalrealty.com combined platform will be uniquely positioned to serve the full customer spectrum with the ability to support their growth around the world. We look forward to working with the Digital Realty team to extend our state-of-the-art data center and connectivity solutions to capitalize on the favorable industry trends and tremendous market opportunity.”

Transaction Details and Financial Impact

The transaction values Teraco at approximately $3.5 billion, representing a cap rate of approximately 3.5% on projected 2022 cash net operating income of approximately $121 million. The stabilized return is expected to improve significantly over time, as approximately 60% of Teraco’s in-service portfolio was developed within the past two years and the existing development pipeline and land bank could expand the platform by nearly 150%. After closing, Digital Realty will own approximately 55% of the total equity interests in Teraco, while the remaining 45% will be held by a consortium of existing investors, including management, Berkshire Partners LLC, Permira, van Rooyen Group, Columbia Capital, Stepstone Ventures and the Teraco Connect Trust. The rolling equity investors in Teraco will have the opportunity to put their interests to Digital Realty between 3.5-5.5 years after closing, while Digital Realty will have the right to call those equity interests between 5.5-6.5 years after closing.

The transaction is expected to be approximately 1% dilutive to Digital Realty’s core FFO per share in 2022, breakeven in 2023, and accretive to financial metrics and the growth trajectory of the combined organization thereafter. The Teraco investment will be financed through a combination of proceeds from Digital Realty’s private capital and capital recycling initiatives, committed funding under the existing forward equity commitment and other potential future financings.

The transaction is expected to close in the first half of 2022 and is subject to customary closing conditions. Solomon Partners is acting as financial advisor and Latham & Watkins LLP and Bowmans are acting as legal advisors to Digital Realty. Goldman Sachs is acting as financial advisor to Teraco and Weil, Gotshal & Manges LLP and ENSafrica are serving as legal advisors to Teraco.

About Digital Realty

Digital Realty supports the world’s leading enterprises and service providers by delivering the full spectrum of data center, colocation and interconnection solutions. PlatformDIGITAL®, the company’s global data center platform, provides customers a trusted foundation and proven Pervasive Datacenter Architecture (PDx™) solution methodology for scaling digital business and efficiently managing data gravity challenges. Digital Realty’s global data center footprint gives customers access to the connected communities that matter to them with more than 280 facilities in 48 metros across 24 countries on six continents. For more information, please visit digitalrealty.com or follow us on LinkedIn and Twitter.

About Teraco Data Environments

Teraco provides carrier and cloud-neutral colocation data centers, and with approximately 22,000 cross-connects, it is Africa’s most interconnected data center hub. As the first provider of highly resilient, vendor-neutral data environments in sub-Saharan Africa, Teraco brings global content closer to the digital edge. With its world-class data center infrastructure and network dense ecosystems, Teraco forms a vital part of the African Internet’s backbone and is essential to the modern enterprise’s digital transformation strategy.

5707 Southwest Parkway Building 1, Suite 275 Austin, TX 78735 USA Tel: +1 (737) 281-0101 www.digitalrealty.com

Discovering new business partners, making strategic interconnection choices, on-ramping to the customer’s choice of clouds, and reaching new markets globally – Teraco provides a highly secure, flexible and resilient home for digital organizations the world over. Purpose-built and operated to global best practice by an expert organization with an absolute focus on data center technology and infrastructure, Teraco offers all its clients secure, cost-effective, sustainable, scalable and resilient data center services through its Johannesburg, Durban and Cape Town facilities. For more information about Teraco Data Environments, visit teraco.co.za.

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Digital Realty

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Helen Bleasdale

Digital Realty

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Sard Verbinnen & Co.

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Safe Harbor Statement

This press release contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, including statements related to the company’s entry into a definitive agreement to acquire Teraco, the anticipated closing of the transaction, the South African and African market, development plans and operations in Africa, access to subsea cables, Digital Realty’s strategy, expected growth of the digital economy, customer demand, expected benefits, and expectations on accretion to growth, initial dilution to financial metrics and accretion to financial metrics over the intermediate term. For a list and description of such risks and uncertainties, see the reports and other filings by the company with the U.S. Securities and Exchange Commission. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.